Bausch & Lomb Incorporated

                         Exhibit 21

                        Subsidiaries
                  (as of December 26, 1998)

                                             Jurisdiction Under
Name                                         Which Organized

Adatomed GmbH                                Germany
Bausch & Lomb AG                             Switzerland
Arnette Europe SARL                          France
Arnette Optic Illusions, Inc.                California
Bausch & Lomb (Australia) Pty. Limited       Australia
Award plc                                    Scotland
Bausch & Lomb (Bermuda) Finance
   Company, Ltd.                             Bermuda
Bausch & Lomb (Bermuda) Limited              Bermuda
Bausch & Lomb B.V.                           Netherlands
Bausch & Lomb B.V.B.A.                       Belgium
Bausch & Lomb-Lord (BVI) Incorporated        Virgin Islands
Bausch & Lomb Canada Inc.                    Canada
Charles River BRF, Inc.                      Delaware
Charles River Laboratories Inc.              Delaware
Bausch & Lomb China, Inc.                    Delaware
B&L (China) Investment Company Ltd.          China
115 Clinton Avenue, Inc.                     New York
Cordelia B.V.                                Netherlands
CR Pharmservices, Inc.                       Massachusetts
Cyanamid Chirurgie S.A.S.                    France
Dahlberg, Inc.                               Minnesota
Bausch & Lomb Dist Ops S.A.                  Switzerland
Bausch & Lomb Domestic Finance Corp.         Delaware
B&L Domestic Holdings Corp.                  Delaware
Dr. Mann Pharma                              Germany
Bausch & Lomb Espana, S.A.                   Spain
Beijing Bausch & Lomb Eyecare
   Company, Ltd.                             China
Bausch & Lomb Far East Pte.                  Singapore
Bausch & Lomb Foreign Sales Corporation      Barbados
Bausch & Lomb Foundation, Inc.               New York
Bausch & Lomb France S.A.                    France
Bausch & Lomb Fribourg SA                    Switzerland
Bausch & Lomb GmbH                           Austria
Guangzhou Bausch & Lomb                      China
   Manufacturing Ltd.
Bausch & Lomb Holdings B.V.                  Netherlands
Bausch & Lomb (Hong Kong) Limited            Hong Kong
Bausch & Lomb-Lord, Co. (Hong Kong)
   Limited                                   Hong Kong
Bausch & Lomb India Limited                  India
BL Industria Otica Ltda.                     Brazil
Bausch & Lomb International, Inc.            New York
Bausch & Lomb Holdings Corp.                 Delaware
Bausch & Lomb InVision Institute, Inc.       Massachusetts
Iolab Corporation                            California
Bausch & Lomb Ireland                        Ireland
Bausch & Lomb IOM S.p.A.                     Italy
B.L.J. Company Limited                       Japan
Killer Loop Eyewear S.p.A.                   Italy
Bausch & Lomb Korea, Ltd.                    South Korea
Laboratories Domilens S.A.S.                 France
Bausch & Lomb Lamex, Inc.                    Delaware
Madden & Layman, Ltd.                        England
Bausch & Lomb (Malaysia) Sdn. Bhd.           Malaysia
Bausch & Lomb Mexico, S.A. de C.V.           Mexico
Miracle-Ear, Inc.                            Minnesota
Bausch & Lomb (New Zealand) Limited          New Zealand
Bausch & Lomb Nordic AB                      Sweden
Bausch & Lomb Opticare, Inc.                 New York
Bausch & Lomb Pharmaceuticals, Inc.          Delaware
Bausch & Lomb (Philippines), Inc.            Philippines
Polymer Technology Corporation               New York
P.T. Bausch & Lomb Indonesia
   (Distributing)                            Indonesia
P.T. Bausch & Lomb Manufacturing             Indonesia
Bausch & Lomb Puerto Rico, Inc.              Delaware
Bausch & Lomb Realty Corporation             New York
Revo, Inc.                                   Delaware
Revo Europe Limited                          England
RHC Holdings, Inc.                           Delaware
Segrab, Inc.                                 California
Bausch & Lomb Services Corp.                 New York
Sight Pharmaceuticals Incorporated           Delaware
Sight Savers, Inc.                           Delaware
Bausch & Lomb (Singapore) Pte. Ltd.          Singapore
Bausch & Lomb South Africa (Pty.) Ltd.       South Africa
Bausch & Lomb South Asia, Inc.               Delaware
South Asia Management Company Sdn. Bhd.      Malaysia
Spafas, Inc.                                 Delaware
Bausch & Lomb Surgical (Asia Pacific)
   Pte Ltd.                                  Singapore
Bausch & Lomb Surgical Espana SA             Spain
Bausch & Lomb Surgical (France) S.A.S.       France
Bausch & Lomb Surgical GmbH                  Germany
Bausch & Lomb Surgical, Inc.                 Delaware
Bausch & Lomb Surgical Italia Srl            Italy
Bausch & Lomb Surgical (U.K.) Limited        England & Wales
Bausch & Lomb Taiwan Limited                 Taiwan
Bausch & Lomb (Thailand) Limited             Thailand
Technolas GmbH                               Germany
Bausch & Lomb Turkey                         Turkey
Bausch & Lomb U.K. Limited                   England
Bausch & Lomb Venezuela, S.A.                Venezuela
Wilmington Management Corp.                  Delaware
Wilmington Partners L.P.                     Massachusetts
Windmill Investments N.V.                    Netherlands
Windmill Investors Ltd.                      Bermuda
Windvest I N.V.                              Netherlands Antilles
Bausch & Lomb - Young Han, Inc.              South Korea